Exhibit 99.1

THIS SERVICE DEED is made the 25th day of February 2005

BETWEEN:                           LEGEND INTERNATIONAL HOLDINGS, INC.
                                   of Level 8, 580 St Kilda Road, Melbourne
                                   ("the Client")

                                                   of the one part

                                   AXIS CONSULTANTS PTY LTD of Level 8,
                                   580 St Kilda Road, Melbourne ("the Service
                                   Company")

                                                   of the other part

WHEREAS:

A. THE Client has requested the Service Company to provide managerial and administrative services to the Client and certain facilities and equipment for the use of the Client in the conduct of its business effective from 1 December 2004.

B. THE Service Company and the Client now wish to formalize the terms and conditions which apply to the provision of these services, facilities and equipment.

NOW THIS DEED WITNESSES AS FOLLOWS:

1. THE Service Company agrees to provide or procure, until termination of this Deed, managerial and administrative services and facilities and equipment required for the business conducted by the Client and as requested by the Client. The services include but are not limited to provision and maintenance of staff, all payroll facilities and employee records required by law and by usual accounting procedures, provision of all types of insurance in accordance with prudent business practice and provision of legal, financial and accounting advice and services.

2. THE Service Company shall procure either by purchase or lease items of equipment including vehicles, necessary in the conduct of the business of the Client and shall continue to lease and/or make available the same to the Client.

3. THE Service Company agrees to meet sundry office and running expenses incurred by the Client upon the Client providing to the Service Company original accounts and invoices received in respect of these expenses.

4. IN addition to the above the Service Company shall procure and provide for the Client various services including but not limited to the making available of stationery, furniture, furnishings, floral arrangements, library facilities, reference books, periodicals, transport, secretarial services, telephone answering services, photocopying and duplicating facilities and any other services as may be required from time to time by the Client as and when requested by the Client.

5. THE Service Company and the Client shall execute any further agreements or documents and do such acts and things as may be reasonably required to record the terms upon which any particular service is provided.

6. UNLESS otherwise agreed and subject to Clause 9 below, the Service Company shall be responsible for all outgoings in respect of any items or services supplied including insurance, stamp duty, rent, maintenance and hiring charges and other expenses and outgoings.

7. The Client shall not obtain from sources other than the Service Company or shall not itself perform or provide the services contemplated by this Deed unless it first requests the Service Company to provide the service and the Service Company on the expiration of one month after such request has failed to provide the service.

8. The Client shall pay to the Service Company in consideration of the services provided hereunder a service fee equal to the aggregate of the cost and expense to the Service Company of providing the services, facilities and equipment (less any moneys already paid by the Client pursuant to Clause 9 below) and 15% thereof and such fee shall be paid by the Client within 21 days from the receipt of the monthly invoice from the Service Company. The parties may vary this fee from time to time by mutual written agreement.

9. THE Service Company at all times is entitled to request that the Client provide moneys to the Service Company, on receipt by the Service Company of an invoice, demand or account or upon notification of a claim or a requirement to make a payment for greater than $1,000.00 in relation to or as a result of the provision or termination of any of the services, facilities or equipment provided to the Client by the Service Company either prior to or after the Service Company making that payment. The Client shall within 14 days after the receipt of such a request pay the moneys required as instructed by the Service Company.

10. The Client shall reimburse the Service Company for the costs and expenses incurred by it but not paid by the Client to date for the provision of the services, facilities and equipment by the Service Company to the Client plus 15% thereof within 21 days from the date of the invoice for such amount received from the Service Company by the Client.

11. The Client shall indemnify and keep indemnified the Service Company for all costs, expenses, claims, outgoings, damages and liabilities incurred, resulting or arising directly or indirectly, from the provision or termination of services, facilities and equipment to the Client whether pursuant to this Deed or prior to the execution of this Deed and shall include any breach by the Client of this Deed or any lease agreement or other agreement with the Service Company or any breach by the Service Company of any lease or other agreement such breach being caused by, resulting or arising from some act or omission by the Client. This indemnity shall survive termination of this Deed.

12.  The Client covenants that it has and shall continue to:-

     12.1 keep and maintain the items of equipment referred to in Clause 2 ("the equipment") in good repair;

     12.2 if applicable, use or permit the use of the Equipment only by properly qualified or licensed personnel;

     12.3 skillfully and properly test the Equipment to ensure it is safe for use and operation;

     12.4 take care of the Equipment in order to prevent damage, loss or destruction to the Equipment;

     12.5 at the expiry of any lease entered into the by Service Company in respect to an item or items of the Equipment ("Lease"), to deliver that item or items to the Service Company or to the lessor under the particular Lease, as instructed by the Service Company;

     12.6 in all respects use and treat the Equipment as though it was the lessee under each Lease'

     12.7 make all necessary payments on request by the Service Company pursuant to Clause 9 above, required to be made by the lessee under each or any of the Leases on a return to the Equipment or any items of the Equipment by the Client, prior to the expiry of the particular Lease covering that item or items of Equipment.

13.

     13.1 IF either party breaches in any way this Deed or causes directly or indirectly either party to be in breach of another agreement in relation to the subject matter of this Deed, the non-defaulting party may send a notice of default to the other party requiring the default to be remedied within 14 days from the receipt of the notice.

     13.2   If the defaulting party does not remedy the default within fourteen
            (14) days from the receipt of the notice the non-defaulting party may, without prejudice to its rights at law, demand specific performance, terminate the agreement, and/or demand damages.

     13.3 The defaulting party shall pay the costs of any action taken by the other party as a result of the default.

14.

     14.1 Either the Service Company or the Client may terminate this Deed by sixty days prior written notice ("Notice of Termination").

     14.2 The Notice of Termination, if given by the Client, must set out which of the staff employed by the Service Company, whose services were provided wholly for the conduct of the Client business, ("the Staff") that the Client wishes to offer employment with the Client after the termination of this Deed and the items of Equipment of which the Client desires to retain possession until the expiry of the Lease in relation to that item or items of Equipment.

     14.3 The Notice of Termination, if given by the Service Company, shall request the Client to give written notice within 14 days of the date of the Termination Notice (or such further time, as agreed in writing) of which of the Staff the Client wishes to employ and the items of Equipment of which the Client wishes to retain possession until the expiry of the Lease in relation to that item or items of Equipment.

     14.4 The Service company shall after receipt of notification in respect to the Staff and Equipment as required in sub-clauses 14.2 or 14.3:-

          14.4.1 terminate the employment of the Staff the client wishes to employ and the client shall immediately offer to employ those members of Staff without there being any adjustment for leave or other entitlements. In the event any of these members of Staff do not accept the Client offer of employment, the Client shall pay the termination pay and all other entitlements properly due to any such member of Staff;

          14.4.2 Arrange for an agreement or agreements to be drawn up in respect to the items of Equipment which the Client desires to retain and the return and necessary payments in respect to the items the Client does not wish to retain;

          Until such time as sub-clauses 14.4.1. and 14.4.2 have been complied with, Clauses 5, 8, 9, 10, 11, 12, 13 and 14 of this Deed shall continue to bind the Client and the Service Company.

     14.5 The Service Company shall be entitled in the circumstances set out below, to terminate the employment of the Staff and regain possession of the Equipment, which it may return to the lessors under the Leases. The Client shall be liable for all termination, leave and other entitlements of the Staff in relation to the period of service and if the Service Company does not terminate the employment, the client shall be liable for the appropriate adjustment of leave and other entitlements. The client shall be liable for all payments required to be made on or as a result of the return of the Equipment or any of items of the Equipment prior to the expiry of the Leases pursuant to the relevant Lease and such demand for payment shall be made in accordance with Clause 9 above which shall continue to bind the parties after termination of this Deed:-

          14.5.1 If the information is provided as required pursuant to sub-clauses 14.2 or 14.3, this Clause shall only apply to the Staff which the Client does not wish to employ and the Equipment of which it does not wish to retain possession; or

          14.5.2 If the Client does not provide the information required in sub-clauses 14.2 or 14.3 within the time allowed or any further time as agreed in writing this Clause shall apply to all Staff and Equipment.

     14.6 In the event the Service Company does not terminate the employment of any one or more of the Staff within one month after the date of the receipt of the information required in sub-clauses 14.2 or 14.3 ("the Receipt Date") or if the information is not received within the time allowed pursuant to this Deed, one month after the last day for the Client to provide that information ("the Information Date") the Client shall not be liable for any termination pay in respect such staff but shall be liable for the adjustment of leave and other entitlements. In the event the Service Company does not return the Equipment or any of item of Equipment within four months of the Receipt Date or the Information Date as the case may be, the Client shall not be liable for any payments required pursuant to the lease upon the return of the Equipment prior to the expiry of the lease.

15. IN calculating the periods of service of the Staff and all entitlements and adjustments for and in relation to the Staff, the Client shall be liable for the total time the relevant member of the Staff was providing service for the conduct of the business of the Client whether the Client or the Service Company was the employer or not.

16. THIS Deed shall be construed in accordance with the laws of Victoria, Australia.






THE COMMON SEAL OF AXIS                      )
CONSULTANTS PTY LTD was                      )
hereunto affixed in accordance               )
with its Articles of Association             )
in the presence of:                          )

/s/ J.I. Gutnick
...........................................  Director

/s/ Peter Lee
...........................................  Secretary



THE COMMON SEAL OF LEGEND                    )
INTERNATIONAL HOLDINGS, INC                  )
was hereunto affixed in accordance           )
with its Articles of Association             )
in the presence of:                          )

/s/ J.I. Gutnick
...........................................  Director

/s/ Peter Lee
...........................................  Secretary